UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2016

Commission File Number: 001-36261

CHC GROUP LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0587405

(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

190 Elgin Avenue
George Town, KY1-9005
Cayman Islands

(Address of principal executive offices, including zip code)

(604) 276-7500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 2, 2016, CHC Group Ltd. (the “Company”) issued an update regarding the Norway investigation and flight operations.

Following the tragic accident of April 29, 2016 involving an Airbus EC 225 helicopter, or EC 225, operated in Norway by CHC Helikopter Services AS, full investigations commenced in conjunction with regulators and police authorities.

Immediately after the accident on April 29, 2016, out of respect for passengers and crewmembers, and in order to evaluate any implications associated with the April 29, 2016 accident, all flights with the aircraft type H225/EC 225 were temporarily put on hold in the Norwegian and UK sectors. In collaboration with our stakeholders, customers and regulatory authorities, pending further regulatory guidance, we then temporarily put on hold all EC 225 commercial flights around the world (with the exception of search-and-rescue missions). In addition, we immediately implemented incident control and contingency plans with other available aircraft and will provide as much capacity as possible using these resources. We are working with our customers to prioritize the availability of alternate aircraft.

The Company received the latest Safety and Operational Directive from the Norwegian Civil Aviation Authority issued on June 1, 2016, which confirms that: “As a result of the preliminary report from AIBN on 1 June 2016 and contact between the UK Civil Aviation Authority and Norwegian Civil Aviation Authority on 1 June 2016, it was decided that Norwegian Civil Aviation Authority will extend the scope of their Airbus Helicopters EC225LP and AS332L2 Safety Directives to all operations, including SAR operations.”

The European Aviation Safety Agency (“EASA”) issued an Emergency Airworthiness Directive on June 2, 2016, stating findings from its second preliminary report. A full copy of this directive is available at the following Internet site: ad.easa.europa.eu/blob/EASA_AD_2016_0104_E.pdf/EAD_2016-0104-E_1. Neither the foregoing website nor the information contained on the website nor the report accessible through such website shall be deemed incorporated into, and neither shall be a part of, this Form 8-K of which it forms a part. EASA has temporarily grounded H225 and AS332L2 flights as a precautionary measure but does permit single ferry flights without passengers to recover aircraft to a suitable maintenance location.

The Company has suspended all H225 operations (including those committed to SAR and Medevac) until further feedback is received from EASA. The Company is in compliance with the latest regulatory requirements of Norway and the UK.

It is too early to determine the impact of the incident on the Company’s results of operations or financial condition.

Cautionary Note on Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements and information within the meaning of certain securities laws, including the “safe harbor” provision of the United States Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation. All statements, other than statements of historical fact, included in this Current Report on Form 8-K are “forward-looking statements,” including statements regarding the Company’s belief as to regulatory guidance, potential causes of the accident, the availability of alternate aircraft, our incident control and contingency plans, and the potential impact to our results of operations or financial condition. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited, to our ability to maintain government issued licenses, our ability to obtain necessary aircraft or insurance, regulatory uncertainty, loss of key personnel, work stoppages due to labor disputes, accidents, mechanical failures, inability to enter into new contracts or the loss of existing contracts. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We disclaim any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise. Please refer to the Company’s annual report on Form 10-K, quarterly report on Form 10-Q, and other filings, particularly our discussion of risk factors and cautionary notes on forward-looking statements, which are filed with the SEC and available at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact forward-looking statements made herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2016

/s/ Hooman Yazhari .
Name: Hooman Yazhari
Title: Senior Vice President, Legal and Administration